Exhibit 99

FOR IMMEDIATE RELEASE

Contacts:	John Hulbert, Investors, (612) 761-6627
Jennifer Kron, Media, (612) 696-3400

Target Corporation Reports Second Quarter Earnings

•Second quarter comparable sales increased 2.0 percent, at the high end of the Company's expectations.
◦Traffic grew 3 percent in the second quarter as compared to the prior year, with all six core merchandising categories delivering traffic growth.
◦Digital comparable sales grew 8.7 percent. Same-day services saw double digit growth, led by low teens growth in Drive Up and Target Circle 360TM same-day delivery.
◦Discretionary sales trends continued to improve meaningfully, with Apparel comparable sales growing more than 3 percent in the quarter.
•Second quarter operating income margin rate of 6.4 percent grew 160 basis points compared to the prior year, driven by a higher gross margin rate.
•GAAP and Adjusted EPS of $2.57 grew by more than 40 percent compared with last year.

For additional media materials, please visit:
https://corporate.target.com/news-features/article/2024/08/q2-2024-earnings

MINNEAPOLIS (August 21, 2024) – Target Corporation (NYSE: TGT) today announced its second quarter 2024 financial results, which reflected a return to topline growth and strong profit performance.
The Company reported second quarter GAAP and Adjusted earnings per share1 (EPS) of $2.57, compared with $1.80 in 2023. The attached tables provide a reconciliation of non-GAAP to GAAP measures. All earnings per share figures refer to diluted EPS.

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[1]Adjusted EPS, a non-GAAP financial measure, excludes the impact of certain discretely managed items, when applicable. See the tables of this release for additional information.

Target Corporation Reports Second Quarter Earnings — Page 2 of 11
“We made a commitment to get back to growth in the second quarter, and the team delivered, all while expanding operating margins and growing EPS by more than 40% compared to last year. Importantly, our growth was driven entirely by traffic in stores and our digital channels, with double-digit growth in our same-day delivery services.” said Brian Cornell, chair and chief executive officer of Target Corporation. “We also saw improving trends across our discretionary categories, most notably in apparel, and we're seeing continued strength in beauty. Looking ahead, even as we maintain the measured outlook that has served us well, we are focused on building on this positive momentum by executing our strategy and providing the unique combination of newness and value that consumers can only find at Target.”

Guidance
For the third quarter, the Company expects a 0 to 2 percent increase in its comparable sales, and GAAP and Adjusted EPS of $2.10 to $2.40.
While the Company believes its full-year guidance range of a 0 to 2 percent increase in its comparable sales remains appropriate, it now believes the increase will more likely be in the lower half of that range. However, based on strong profit performance in the front half of the year, the Company now expects full-year GAAP and Adjusted EPS of $9.00 to $9.70, up from the prior range of $8.60 to $9.60.

Operating Results
Comparable sales increased 2.0 percent in the second quarter, reflecting a comparable store sales increase of 0.7 percent and a comparable digital sales increase of 8.7 percent. Total revenue of $25.5 billion in the second quarter was 2.7 percent higher than last year, reflecting a total sales increase of 2.6 percent and a 10.8 percent increase in other revenue. Second quarter operating income of $1.6 billion was 36.6 percent higher than last year, driven by sales growth and a higher gross margin rate.
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Target Corporation Reports Second Quarter Earnings — Page 3 of 11

Second quarter operating income margin rate was 6.4 percent in 2024, compared with 4.8 percent in 2023. Second quarter gross margin rate was 28.9 percent, compared with 27.0 percent in 2023, reflecting the net impact of merchandising activities, including cost improvements that more than offset higher promotional markdown rates, combined with favorable category mix and lower book to physical inventory adjustments as compared to the prior year, partially offset by higher digital fulfillment and supply chain costs. Second quarter SG&A expense rate was 21.2 percent in 2024, compared with 20.9 percent in 2023, reflecting the combined impact of higher costs, including continued investments in pay and benefits, partially offset by disciplined cost management.

Interest Expense and Taxes
The Company’s second quarter 2024 net interest expense was $110 million, compared with $141 million last year, primarily driven by an increase in interest income reflecting higher cash balances year-over-year.
Second quarter 2024 effective income tax rate was 22.9 percent, compared with the prior year rate of 22.2 percent, reflecting higher pretax earnings and lower discrete benefits as compared to the prior year.

Capital Deployment and Return on Invested Capital
The Company paid dividends of $509 million in the second quarter, compared with $499 million last year, reflecting a 1.9 percent increase in the dividend per share.
The Company repurchased $155 million of its shares in the second quarter, retiring 1.1 million shares of common stock at an average price of $145.94. As of the end of the quarter, the Company had approximately $9.5 billion of remaining capacity under the repurchase program approved by Target’s Board of Directors in August 2021.
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Target Corporation Reports Second Quarter Earnings — Page 4 of 11
For the trailing twelve months through second quarter 2024, after-tax return on invested capital (ROIC) was 16.6 percent, compared with 13.7 percent for the trailing twelve months through second quarter 2023. The increase in ROIC reflects higher operating income, partially offset by higher average invested capital. The tables in this release provide additional information about the Company’s ROIC calculation.

Webcast Details
Target will webcast its second quarter earnings conference call at 7:00 a.m. CT today. Investors and the media are invited to listen to the meeting at Corporate.Target.com/Investors (click on "Q2 2024 Target Corporation Earnings Conference Call" under "Events & Presentations"). A replay of the webcast will be provided when available. The replay number is 1-866-405-7299.

Miscellaneous
Statements in this release regarding the Company’s future financial performance, including its fiscal 2024 third quarter and full-year guidance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties which could cause the Company’s results to differ materially. The most important risks and uncertainties are described in Item 1A of the Company’s Form 10-K for the fiscal year ended February 3, 2024. Forward-looking statements speak only as of the date they are made, and the Company does not undertake any obligation to update any forward-looking statement.

About Target
Minneapolis-based Target Corporation (NYSE: TGT) serves guests at nearly 2,000 stores and at Target.com, with the purpose of helping all families discover the joy of everyday life. Since 1946, Target has given 5% of its profit to communities, which today equals millions of dollars a week. Additional company information can be found by visiting the corporate website (corporate.target.com) and press center.

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Target Corporation Reports Second Quarter Earnings — Page 5 of 11
TARGET CORPORATION

Consolidated Statements of Operations

	Three Months Ended			Six Months Ended
(millions, except per share data) (unaudited)	August 3, 2024	July 29, 2023	Change	August 3, 2024	July 29, 2023	Change
Sales	$25,021	$24,384	2.6%	$49,164	$49,332	(0.3)%
Other revenue	431	389	10.8	819	763	7.4
Total revenue	25,452	24,773	2.7	49,983	50,095	(0.2)
Cost of sales	17,799	17,798	0.0	35,248	36,184	(2.6)
Selling, general and administrative expenses	5,392	5,184	4.0	10,560	10,209	3.4
Depreciation and amortization (exclusive of depreciation included in cost of sales)	626	594	5.3	1,244	1,177	5.7
Operating income	1,635	1,197	36.6	2,931	2,525	16.1
Net interest expense	110	141	(22.4)	216	288	(25.1)
Net other income	(20)	(16)	20.3	(49)	(39)	24.2
Earnings before income taxes	1,545	1,072	44.1	2,764	2,276	21.4
Provision for income taxes	353	237	48.7	630	491	28.2
Net earnings	$1,192	$835	42.7%	$2,134	$1,785	19.6%
Basic earnings per share	$2.58	$1.81	42.5%	$4.62	$3.87	19.3%
Diluted earnings per share	$2.57	$1.80	42.4%	$4.60	$3.86	19.3%
Weighted average common shares outstanding
Basic	462.5	461.6	0.2%	462.4	461.3	0.2%
Diluted	463.5	462.5	0.2%	463.7	462.7	0.2%
Antidilutive shares	2.3	2.9		1.8	2.4
Dividends declared per share	$1.12	$1.10	1.8%	$2.22	$2.18	1.8%

Target Corporation Reports Second Quarter Earnings — Page 6 of 11
TARGET CORPORATION

Consolidated Statements of Financial Position

(millions, except footnotes) (unaudited)	August 3, 2024	February 3, 2024	July 29, 2023
Assets
Cash and cash equivalents	$3,497	$3,805	$1,617
Inventory	12,604	11,886	12,684
Other current assets	1,817	1,807	1,797
Total current assets	17,918	17,498	16,098
Property and equipment
Land	6,645	6,547	6,504
Buildings and improvements	38,324	37,066	35,889
Fixtures and equipment	8,690	8,765	7,936
Computer hardware and software	3,437	3,428	3,178
Construction-in-progress	830	1,703	2,641
Accumulated depreciation	(24,851)	(24,413)	(23,201)
Property and equipment, net	33,075	33,096	32,947
Operating lease assets	3,545	3,362	2,840
Other noncurrent assets	1,457	1,400	1,321
Total assets	$55,995	$55,356	$53,206
Liabilities and shareholders’ investment
Accounts payable	$12,595	$12,098	$12,278
Accrued and other current liabilities	5,749	6,090	5,948
Current portion of long-term debt and other borrowings	1,640	1,116	1,106
Total current liabilities	19,984	19,304	19,332
Long-term debt and other borrowings	13,654	14,922	14,926
Noncurrent operating lease liabilities	3,444	3,279	2,798
Deferred income taxes	2,495	2,480	2,334
Other noncurrent liabilities	1,989	1,939	1,826
Total noncurrent liabilities	21,582	22,620	21,884
Shareholders’ investment
Common stock	38	38	38
Additional paid-in capital	6,831	6,761	6,610
Retained earnings	8,030	7,093	5,767
Accumulated other comprehensive loss	(470)	(460)	(425)
Total shareholders’ investment	14,429	13,432	11,990
Total liabilities and shareholders’ investment	$55,995	$55,356	$53,206
Common Stock Authorized 6,000,000,000 shares, $0.0833 par value; 461,600,215, 461,675,441, and 461,600,640 shares issued and outstanding as of August 3, 2024, February 3, 2024, and July 29, 2023, respectively.

Preferred Stock Authorized 5,000,000 shares, $0.01 par value; no shares were issued or outstanding during any period presented.

Target Corporation Reports Second Quarter Earnings — Page 7 of 11
TARGET CORPORATION

Consolidated Statements of Cash Flows

	Six Months Ended
(millions) (unaudited)	August 3, 2024	July 29, 2023
Operating activities
Net earnings	$2,134	$1,785
Adjustments to reconcile net earnings to cash provided by operating activities:
Depreciation and amortization	1,461	1,350
Share-based compensation expense	149	107
Deferred income taxes	16	141
Noncash losses / (gains) and other, net	22	11
Changes in operating accounts:
Inventory	(718)	815
Other assets	(53)	62
Accounts payable	522	(1,137)
Accrued and other liabilities	(194)	264
Cash provided by operating activities	3,339	3,398
Investing activities
Expenditures for property and equipment	(1,313)	(2,825)
Proceeds from disposal of property and equipment	2	6
Other investments	6	(2)
Cash required for investing activities	(1,305)	(2,821)
Financing activities
Reductions of long-term debt	(1,076)	(72)
Dividends paid	(1,017)	(996)
Repurchase of stock	(155)	—
Shares withheld for taxes on share-based compensation	(94)	(121)
Cash required for financing activities	(2,342)	(1,189)
Net decrease in cash and cash equivalents	(308)	(612)
Cash and cash equivalents at beginning of period	3,805	2,229
Cash and cash equivalents at end of period	$3,497	$1,617

Target Corporation Reports Second Quarter Earnings — Page 8 of 11
TARGET CORPORATION

Operating Results

Rate Analysis	Three Months Ended		Six Months Ended
(unaudited)	August 3, 2024	July 29, 2023	August 3, 2024	July 29, 2023
Gross margin rate	28.9%	27.0%	28.3%	26.7%
SG&A expense rate	21.2	20.9	21.1	20.4
Depreciation and amortization expense rate (exclusive of depreciation included in cost of sales)	2.5	2.4	2.5	2.3
Operating income margin rate	6.4	4.8	5.9	5.0
Note: Gross margin rate is calculated as gross margin (sales less cost of sales) divided by sales. All other rates are calculated by dividing the applicable amount by total revenue. Other revenue includes $144 million and $286 million of profit-sharing income under our credit card program agreement for the three and six months ended August 3, 2024, respectively, and $169 million and $343 million for the three and six months ended July 29, 2023, respectively.

Comparable Sales	Three Months Ended		Six Months Ended
(unaudited)	August 3, 2024	July 29, 2023	August 3, 2024	July 29, 2023
Comparable sales change	2.0%	(5.4)%	(0.9)%	(2.8)%
Drivers of change in comparable sales
Number of transactions (traffic)	3.0	(4.8)	0.6	(2.0)
Average transaction amount	(0.9)	(0.7)	(1.4)	(0.8)

Comparable Sales by Channel	Three Months Ended		Six Months Ended
(unaudited)	August 3, 2024	July 29, 2023	August 3, 2024	July 29, 2023
Stores originated comparable sales change	0.7%	(4.3)%	(2.1)%	(1.8)%
Digitally originated comparable sales change	8.7	(10.5)	5.0	(7.0)

Sales by Channel	Three Months Ended		Six Months Ended
(unaudited)	August 3, 2024	July 29, 2023	August 3, 2024	July 29, 2023
Stores originated	82.1%	83.1%	81.9%	82.8%
Digitally originated	17.9	16.9	18.1	17.2
Total	100%	100%	100%	100%

Sales by Fulfillment Channel	Three Months Ended		Six Months Ended
(unaudited)	August 3, 2024	July 29, 2023	August 3, 2024	July 29, 2023
Stores	97.9%	97.6%	97.8%	97.4%
Other	2.1	2.4	2.2	2.6
Total	100%	100%	100%	100%
Note: Sales fulfilled by stores include in-store purchases and digitally originated sales fulfilled by shipping merchandise from stores to guests, Order Pickup, Drive Up, and Shipt.

Target Circle Card Penetration	Three Months Ended		Six Months Ended
(unaudited)	August 3, 2024	July 29, 2023	August 3, 2024	July 29, 2023
Total Target Circle Card Penetration	17.7%	18.6%	17.9%	18.8%

Target Corporation Reports Second Quarter Earnings — Page 9 of 11

Number of Stores and Retail Square Feet	Number of Stores			Retail Square Feet (a)
(unaudited)	August 3, 2024	February 3, 2024	July 29, 2023	August 3, 2024	February 3, 2024	July 29, 2023
170,000 or more sq. ft.	273	273	274	48,824	48,824	48,995
50,000 to 169,999 sq. ft.	1,549	1,542	1,534	193,705	192,908	191,947
49,999 or less sq. ft.	144	141	147	4,334	4,207	4,404
Total	1,966	1,956	1,955	246,863	245,939	245,346
(a)In thousands; reflects total square feet less office, supply chain facilities, and vacant space.

Target Corporation Reports Second Quarter Earnings — Page 10 of 11
TARGET CORPORATION

Reconciliation of Non-GAAP Financial Measures

To provide additional transparency, we disclose non-GAAP adjusted diluted earnings per share (Adjusted EPS). When applicable, this metric excludes certain discretely managed items. However, there are no adjustments in any period presented. We believe this information is useful in providing period-to-period comparisons of the results of our operations. This measure is not in accordance with, or an alternative to, U.S. GAAP. The most comparable GAAP measure is diluted earnings per share. Adjusted EPS should not be considered in isolation or as a substitution for analysis of our results as reported in accordance with GAAP. Other companies may calculate Adjusted EPS differently, limiting the usefulness of the measure for comparisons with other companies.

Reconciliation of Non-GAAP Adjusted EPS	Three Months Ended			Six Months Ended
	August 3, 2024	July 29, 2023	Change	August 3, 2024	July 29, 2023	Change
GAAP and adjusted diluted earnings per share	$2.57	$1.80	42.4%	$4.60	$3.86	19.3%

Reconciliation of Non-GAAP Adjusted EPS Guidance	Guidance
(per share) (unaudited)	Q3 2024	Full Year 2024
GAAP diluted earnings per share guidance	$2.10 - $2.40	$9.00 - $9.70
Estimated adjustments
Other (a)	$—	$—
Adjusted diluted earnings per share guidance	$2.10 - $2.40	$9.00 - $9.70
(a)Third quarter and full-year 2024 GAAP EPS may include the impact of certain discrete items, which will be excluded in calculating Adjusted EPS. The guidance does not currently reflect any such discrete items. In the past, these items have included losses on the early retirement of debt and certain other items that are discretely managed.

Earnings before interest expense and income taxes (EBIT) and earnings before interest expense, income taxes, depreciation and amortization (EBITDA) are non-GAAP financial measures. We believe these measures provide meaningful information about our operational efficiency compared with our competitors by excluding the impact of differences in tax jurisdictions and structures, debt levels, and, for EBITDA, capital investment. These measures are not in accordance with, or an alternative to, GAAP. The most comparable GAAP measure is net earnings. EBIT and EBITDA should not be considered in isolation or as a substitution for analysis of our results as reported in accordance with GAAP. Other companies may calculate EBIT and EBITDA differently, limiting the usefulness of the measures for comparisons with other companies.

EBIT and EBITDA	Three Months Ended			Six Months Ended
(dollars in millions) (unaudited)	August 3, 2024	July 29, 2023	Change	August 3, 2024	July 29, 2023	Change
Net earnings	$1,192	$835	42.7%	$2,134	$1,785	19.6%
+ Provision for income taxes	353	237	48.7	630	491	28.2
+ Net interest expense	110	141	(22.4)	216	288	(25.1)
EBIT	$1,655	$1,213	36.3%	$2,980	$2,564	16.2%
+ Total depreciation and amortization (a)	743	683	8.8	1,461	1,350	8.2
EBITDA	$2,398	$1,896	26.4%	$4,441	$3,914	13.5%
(a)Represents total depreciation and amortization, including amounts classified within Depreciation and Amortization and within Cost of Sales.

Target Corporation Reports Second Quarter Earnings — Page 11 of 11
We have also disclosed after-tax ROIC, which is a ratio based on GAAP information, with the exception of the add-back of operating lease interest to operating income. We believe this metric is useful in assessing the effectiveness of our capital allocation over time. Other companies may calculate ROIC differently, limiting the usefulness of the measure for comparisons with other companies.

After-Tax Return on Invested Capital
(dollars in millions) (unaudited)
	Trailing Twelve Months
Numerator	August 3, 2024 (a)	July 29, 2023
Operating income	$6,113	$4,706
+ Net other income	102	65
EBIT	6,215	4,771
+ Operating lease interest (b)	146	102
- Income taxes (c)	1,427	986
Net operating profit after taxes	$4,934	$3,887

Denominator	August 3, 2024	July 29, 2023	July 30, 2022
Current portion of long-term debt and other borrowings	$1,640	$1,106	$1,649
+ Noncurrent portion of long-term debt	13,654	14,926	13,453
+ Shareholders' investment	14,429	11,990	10,592
+ Operating lease liabilities (d)	3,786	3,104	2,823
- Cash and cash equivalents	3,497	1,617	1,117
Invested capital	$30,012	$29,509	$27,400
Average invested capital (e)	$29,760	$28,454

After-tax return on invested capital	16.6%	13.7%
(a)The trailing twelve months ended August 3, 2024, consisted of 53 weeks compared with 52 weeks in the prior-year period.
(b)Represents the add-back to operating income driven by the hypothetical interest expense we would incur if the property under our operating leases were owned or accounted for as finance leases. Calculated using the discount rate for each lease and recorded as a component of rent expense within SG&A. Operating lease interest is added back to Operating Income in the ROIC calculation to control for differences in capital structure between us and our competitors.
(c)Calculated using the effective tax rates, which were 22.4 percent and 20.2 percent for the trailing twelve months ended August 3, 2024, and July 29, 2023, respectively. For the twelve months ended August 3, 2024, and July 29, 2023, includes tax effect of $1.4 billion and $1.0 billion, respectively, related to EBIT, and $33 million and $20 million, respectively, related to operating lease interest.
(d)Total short-term and long-term operating lease liabilities included within Accrued and Other Current Liabilities and Noncurrent Operating Lease Liabilities, respectively.
(e)Average based on the invested capital at the end of the current period and the invested capital at the end of the comparable prior period.